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                                                                      EXHIBIT 16

                             [ARTHUR ANDERSEN LOGO]

                              ARTHUR ANDERSEN LLP
                                   SUITE 5600
                                901 MAIN STREET
                             DALLAS, TX 75202-3799
                                TEL 214-741-8300
                                WWW.ANDERSEN.COM

Mr. James A. Watt
President and Chief Executive Officer
Remington Oil and Gas Corporation
8201 Preston Road, Suite 600
Dallas, Texas 75225-6211

April 18, 2002

Dear Mr. Watt:

     We have read the four (4) paragraphs of Item 4 included in the Form 8-K dated April 17, 2002 of Remington Oil and Gas Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                          Very truly yours,

                                          By:        /s/ W. MARK LOW
                                            ------------------------------------
                                                        W. Mark Low

RAZ

cc:
SEC Office of the Chief Accountant